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                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF NORCAL WASTE SYSTEMS, INC.

Alta Environmental Services, Inc.
Alta Equipment Leasing Co., Inc.
Auburn Placer Disposal Service
B&J Drop Box
Buonaterra, Inc.
Butte Disposal & Recycling, Inc.
City Garbage Company of Eureka
Consolidated Environmental Industries, Inc.
Del Norte Disposal, Inc.
Del Norte Recovery, Inc.
Dixon Sanitary Service
Envirocal, Inc.
Excel Environmental, Inc.
Foothill Disposal Co., Inc.
Golden Gate Disposal & Recycling Company
Integrated Environmental Systems, Inc.
Los Altos Garbage Company
Macor, Inc.
Mason Land Reclamation Company, Inc.
Norcal/San Bernardino, Inc.
Norcal/San Diego, Inc.
Norcal Service Center, Inc.
Norcal Waste Services of Sacramento, Inc.
Norcal Waste Solutions, Inc.
Norcal Waste Systems of Southern California, Inc.
Oroville Solid Waste Disposal, Inc.
San Bruno Garbage Co., Inc.
Sanitary Fill Company
South Valley Refuse Disposal, Inc.
Southern Humboldt Disposal Service, Inc.
Sunset Properties, Inc.
Sunset Scavenger Company
Tri-County Development Co.*
Vacaville Fill*
Vacaville Sanitary Service
Vallejo Garbage Service, Inc.
West Coast Recycling Co.
Western Placer Recovery Company
Yuba Sutter Disposal, Inc.
Zanker Road Resource Management Co.

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* Subsidiaries marked with an asterisk are California general partnerships. All other subsidiaries are California corporations, with the exception of Mason Land Reclamation Company, Inc. (Missouri corporation).